Exhibit 10.6

CONFIDENTIALITY, NON-COMPETITION AND INTELLECTUAL PROPERTY RIGHTS AGREEMENT

Party A: Beijing Bona New World Media Technology Co., Ltd.

Address:

Legal Representative: Yu Dong

Party B:

Sex:

Zip Code:

Home Address:

Telephone No.:

ID/Passport Number:

Whereas:

1.                      Party A is a limited liability company registered in Beijing, the People’s Republic of China (the “PRC”);

2.                      Party B is employed by Party A and receives corresponding compensation now and hereafter by Party A pursuant to the employment agreement entered into by and among Party A and Party B.

In purpose of clarifying the intellectual property rights, trade secrets and non-competition issues, the Parties have agreed upon the following terms which shall bind the Parties.

1.                    Confidential Information

1.1                     All the information that are of business value to Party A, which was developed, created or discovered by Party A with the resources of Party A, or in the name of Party A, or was known to Party A, or transferred to Party A, including but not limited to technical secrets and trade secrets.

1.2                     Technical secrets mentioned in this Agreement include, but are not limited to technical plans, project designs, circuit designs, manufacturing methods, formulae, process flows, technical norms, computer software, database, development plans, records for research and development, technical reports, inspection reports, experimental data, examination results, blueprints, samples, prototypes, moulds, operation manuals, technical documentation, relevant correspondences and etc.

1.3                     Trade secrets mentioned in this Agreement include, but are not limited to customer lists, marketing plans, purchasing documentation, pricing policy, financial documentation, purchasing channels, information about legal business and human resources, salaries of other employees, customer information relating to business of Party A, and information obtained by Party A from third parties upon which Party A is under confidential obligations.

2.                    Media of Confidential Information

2.1                     All documents, information, photographs, diagrams, notes, reports, letters, faxes, magnetic tapes, disks, apparatus and any other forms of media, which are containing Confidential Information of Party A and held or kept by Party B due to his/her work, shall be owned by Party A, no matter whether the Confidential Information has business value.

2.2                     Party B shall return Party A all the properties and media containing Confidential Information owned by Party A upon Party A’s request or Party B’s dimission (whatever the reason is), and shall not reproduce, hold or give the media abovementioned to any other person without authorization of Party A.

2.3                     If the aforesaid media containing Confidential Information of Party A belong to Party B, Party A shall make corresponding economic compensation equivalent of the value of the media itself to Party B when Party B returns such media to Party A.

3.                    Bylaws on Maintenance of Confidentiality

3.1                     During the term of Party B’s employment with Party A, Party B shall abide by the bylaws of Party A regarding the confidentiality and perform his/her confidential obligations corresponding with his/her working position.

3.2                     In case the bylaws on maintenance of confidentiality are not clear, Party B shall take necessary and reasonable measures with good faith, prudence and conscientiousness, to safeguard technical secrets and trade secrets known or possessed by Party B during the term of his/her employment with Party A. The aforesaid secrets can be those belonging to Party A, or those that belong to third parties but Party A is obligated to keep confidential.

4.                    Term of Employment

4.1                     The term of employment in this Agreement means the longer of the following: the period from the day on which Party B receives salaries from Party A to the day on which Party A terminates granting salaries to Party B or Party B terminates receiving salaries from Party A, or the term provided in the employment agreement.

4.2                     The dimission in this Agreement means that any Party clearly demonstrates the will to terminate the employment and puts such will into practice, including but not limited to normal and abnormal dimission, such as resignation and discharge.

5.                    Confidentiality Obligations

5.1                     Except for the need of performing his/her duties, Party B shall not disclose, disseminate, publicize, release, impart, transfer to any third parties (including but not limited to other employees who are not entitled to know Confidential Information in accordance with Party A’s confidentiality administrations) or let such third parties know in any other way without written authorization of Party A in advance, any technical secrets or other trade secrets that belong to Party A or that belong to other parties but Party A is obligated to keep confidential.

5.2                     It will be regarded that Party A has agreed that Party B may disclose or use Confidential Information once Party B’s superior manager has agreed in writing to let Party B do so, provided that Party A has clearly stated in advance that such superior manager had been granted such power.

5.3                     Without written consent of Party A, Party B shall not inquiry, disclose or discuss the salary, bonus, welfare, option or any other payments to or with any other persons except for the direct relatives of Party B.

5.4                     Confidentiality Information and Obligations provided in this Agreement shall not only apply to Party A itself, but also its affiliated institutions, including but not limited to all the branches, parent companies, wholly-owned and partially-owned companies.

6.                    Intellectual Property Rights

During the term of his/her employment with Party A, Party B shall promptly make full disclosure to Party A, all the creations, inventions, discoveries, designs, development products, improvements, works, computer software, semi-conductor chips, written documents upon which he/she has copyrights, technical secrets and trade secrets designed, developed or practiced alone or collectively with others which are relevant to the current or potential business, products or research and development of Party A(collectively referred to as “Products”).

6.1                     Products Made for Hire

6.1.1                  The Parties acknowledge that Party A solely has all the intellectual property rights on all Products made by Party B during the period of Party B’s employment with Party A which are produced upon the duties of Party B or the tasks assigned to him by Party A or its designee, or created mainly with the materials and technical resources of Party A, or on the Products created within one year after Party B’s dimission, which are relevant to the job or assigned tasks done by Party B for Party A.  Party A is entitled to use or transfer these Products. Within the maximum scope allowed by law, Party B is obligated to provide all the necessary information documentation and take all the necessary actions, to assist Party A to prove, acquire, maintain, protect, achieve, or defend for relevant rights related to these Products, including but not limited to patent application, trademark registration, copyright (software) registration and/or assistance or cooperation in legal disputes, and assisting Party A to acquire and exercise relevant intellectual property rights.  For the above purpose, Party B hereby irrevocably appoints Party A and/or its authorized senior manager to be Party B’s representative with full power to execute relevant documentation and exercise any legal act.

6.1.2                  The rights of authorship of the aforesaid Products generally belong to Party A. If the law stipulates so and Party B requests so in writing, the rights of authorship belong to Party B who is the inventor, creator or designer, and Party B is entitled to be granted corresponding bonus in accordance with relevant regulations of Party A.

6.2                     Products Not Made for Hire

6.2.1                  If Party B claims the intellectual property rights of the products completed by Party B during the term of employment or inventions and creations related to his/her job or assigned tasks in Party A made by him/her within one year after resignation, retirement or transferring, he/she shall promptly make a statement to Party A in writing. After written approval of Party A who considers them as Products Not Made for Hire, Party B has the intellectual property rights.  If Party B assigns or gives permission to use these Products Not Made for Hire, Party A has the priority to be assigned such products.

6.2.2                  If Party B does not make the above statement, the products are presumed to be Products Made for Hire, and Party A may use or assign to third parties these Products. Even though these Products are proved to be Products Not Made for Hire in the future, Party B shall not request Party A to undertake any liabilities and/or compensate benefits to Party B.

6.3                     Statements, Representations and Warranties

6.3.1                  Party B has enclosed the Memorandum List attached hereto as the Exhibit A, and provided relevant proofs, showing all the products made prior to his/her employment with Party A and owned by him/her. Party A confirms, through its signature and seal on the attached list, that these products have not been included in this Agreement.

6.3.2                  Party B states that during his/her employment with Party A, he/she has not used or disclosed and will not use or disclose any confidential information, technical secrets, trade secrets or any products belonging to past employers, principals, partners, cooperators and clients (collectively referred to as “Former Employers”). In addition, Party B will not bring any unpublished documents or any properties belonging to the Former Employers to Party A, unless the Former Employers have consented. Party B confirms that he/she has not breached and will not breach any agreements with the Former Employers.

6.3.3                  Party B promises that he/she has not used and will not use products, tools or software that infringes intellectual property rights of others. Otherwise he/she will undertake corresponding liabilities. Party B will not be liable, however, for the products, tools or software that Party A instructed, arranged, or provided have infringed intellectual property rights of others.

7.                    Term of Confidentiality

7.1                     No matter why Party B leaves, he/she shall, within five years after dimission (since the day when he leaves), safeguard any technical secrets or other trade secrets, exposed to or known by Party A, that belong to Party A or that belong to other parties but Party A is obligated to keep confidential, in the same way as he/she does during the term of employment with Party A.

7.2                     Party B confirms that he/she shall enter into a memorandum with Party A before dimission, in order to further clarify relevant obligations and extent of confidentiality.

8.                    Employment Agreement

8.1                     Party B promises that during the term of his/her employment with Party A, he/she will not accept any other employment, except for matters disclosed in the financing documents of Party A or the parent companies of Party A. Especially, without the prior written consent of Party A, Party B shall not serve as any position in any other business organization or social organization doing business on products of the same kind with that of Party A or providing similar service or having direct business relationship with Party A, including but not limited to partners, directors, supervisors, shareholders, managers, employees, agents and consultants. Party B shall not take advantage of his/her position in

Party A to seek benefits with any unreasonable method, or shall not take advantage of his/her position to seek private interests for himself/herself.

8.2                     No matter why Party B leaves from Party A, within one year after his/her dimission (Party A may voluntarily determine to waive or shorten this term) (hereinafter collectively referred to as Non-competition Term), Party B promises that he/she will not, without the prior written uniform consent of the Board of Directors of Party A ( the matters disclosed in the financing documents of Party A or the parent companies of Party A will be considered as the written uniform consent and recognition of the Board of Directors of Party A), (i) serve as a partner, employee, consultant, officer, director, manager, agent, cooperator, investor, or otherwise for the entity which is in competition with or otherwise similar to the business of Party A or the Group (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of the entity which is in competition with or otherwise similar to the business of Party A or the Group, (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate Party B with, any business, in competition with or otherwise similar to the business of Party A or the Group discussed in Section 2 above. The foregoing covenant shall cover Party B’s activities in every part of the Territory in which Party B may conduct business during the term of such covenant as set forth above. “Territory” shall mean (a) the Mainland of the People’s Republic of China, (b) Taiwan, (c) Hong Kong, (d) Macao, (e) the United States of America, and (f) all other countries and/or regions of the world.

8.3                     In order to perform the covenants in Section 8.2, Party B will get compensation from Party A (hereinafter referred to as the “Compensation”). The total amount of the Compensation will be equal to the higher of 12 times that of Party B’s salary in the month in which the employment is terminated, or the minimum amount required by applicable laws (if Party A waives the requirements of Non-competition upon Party B or shorten the Non-competition Term, the Compensation will be eliminated or proportionately reduced).  Such Compensation will be paid month by month during the Non-competition Term.

8.4                     During the term of employment with Party A and within one year after his/her dimission, Party B promises that he/she will not, directly or indirectly, induce or try to induce other employees in Party A or Party A’s affiliated companies, to depart to service for Party B or any other individuals or entities. Party B promises that he/she will not induce the former or current clients of Party A or Party A’s affiliated companies, to usurp their business and directly or indirectly gain benefits.

9.                    Dispute Resolution

9.1                     Any dispute arising out of matters provided in this Agreement shall be settled through friendly consultation between the Parties. If the Parties fail to reach a resolution through consultation, any Party may bring a lawsuit to the court. The court in Party A’s location will be the court of first instance for the dispute between the Parties.

9.2                     Party A’s request that the intellectual property administrative agencies deal with the torts with administrative measures will not be affected by the above covenants.

10.             Damages Reimbursement

10.1              Party B confirms that the compensation received from Party A has included all the fees and reimbursements for all the obligations except these provided in Section 8 assumed by Party B.  Party B agrees and accepts such an arrangement.

10.2              In case Party B’s breach of contract brings damages to Party A, Party B shall compensate the damages of Party A.

11.             Miscellaneous

11.1              Non-performance of any provisions in this Agreement will not constitute any waiver of any provisions. If any provisions in this Agreement are void or unenforceable, then the remaining provisions will continue in full force and effect.

11.2              The amendment of this Agreement shall be in writing. This Agreement sets forth the entire agreement and supersedes any prior oral or written memorandum, arrangement and agreement related to the subject matter of this Agreement. If there is any conflict between this Agreement and any prior oral or written agreement, this Agreement shall prevail.

11.3              This Agreement shall become effective from the date of the execution hereof. In case the Parties do not execute this Agreement on the same day, the later date shall be the effective date of this Agreement. This Agreement is written in Chinese in two copies, the Parties each have each of them which shall be equally enforceable.

(The remaining is intentionally left blank)

The Parties confirm that before the execution of this Confidentiality, Non-competition and Intellectual Property Rights Agreement, they have carefully read the entire Agreement and completely know the legal meaning of any provision in this Agreement.

Execution Date:

Party A:	Party B:

Beijing Bona New World Media Technology Co., Ltd.

Authorized Representative:	Signature:

Name: YU Dong

Position: Legal Representative

Appendix A

Beijing Bona New World Media Technology Co., Ltd.

Employee Employment Memorandum

Memorandum No. :

In consideration of employment by Beijing Bona New World Media Technology Co., Ltd. (hereinafter referred to as the “Company”), and in order to regulate our privity of employment and protect reasonable rights and interests of the Company and myself, I, at the start of my employment, make the following solemn statements:

1.                  Before I start to work in the Company, I have legally terminated the employment with my former employers (including full-time, part-time and non-full time), and there are no existing economic and/or legal disputes.

2.                  During the term of the employment with the Company, I have not used or disclosed and will not use or disclose any confidential information, technology, trade secrets, designs, inventions or any other products belonging to my former employers, principals, partners, cooperators and clients (hereinafter referred to as “Former Employers”).

3.                  I have not brought and will not bring any unpublished documents or properties belonging to the Former Employers to the Company.

4.                  After I start to work in the Company, I have not breached and will not breach any agreements with the Former Employers by which I shall abide by working in the Company.

5.                  The following are technical products completed by myself or in cooperation with others before starting to work in the Company, which has nothing to do with the Company:

Name	Number or Simple Descriptions	Date

(If the above is blank, it means that there are no technical products completed by myself or in cooperation with others before I start to work in the Company. If it is filled with contents, it will not be effective until relevant evidential documents are provided and the Company confirms them. The result of confirmation shall be seen in the Confirmation Letter appended to this Memorandum.)

6.                  The above warranties not only apply to the Company itself, but also to the affiliated institutions of the Company, including but not limited to all the branches, parent companies, wholly-owned and partially-owned subsidiaries.

7.                  In case I breach any aforesaid promises, I will undertake any liabilities arising from this.

8.                  This Memorandum constitutes integral part of the Confidentiality, Non-competition and Intellectual Property Rights Agreement. This Memorandum has two copies and the Parties hold each of them.

Employee Signature:

Name: (filled by the Company):

Signature Date:

ID No.:

Appendix: Confirmation Letter

Through examination and confirmation, Section 5 in this Memorandum is true and effective.

Beijing Bona New World Media Technology Co., Ltd. (stamp)

Signature of Authorized Representative:

Date: